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As filed with the Securities and Exchange Commission on May 9, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1147325 (I.R.S. Employer Identification No.)
8410 West Bryn Mawr, Suite 700 Chicago, Illinois 60631 (773) 399-8900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LeRoy T. Carlson, Jr., Chairman United States Cellular Corporation c/o Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602 (312) 630-1900	with a copy to: Stephen P. Fitzell, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

(Names, addresses, including zip codes, and telephone numbers, including area code, of agents for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Senior Debt Securities(1)	(2)	(2)	(2)	(2)(3)

(1)
This Registration Statement registers an indeterminate amount of Senior Debt Securities to be offered at indeterminate prices.

(2)
As permitted pursuant to General Instruction II.E. of Form S-3, this information is omitted because this registration statement registers securities pursuant to General Instruction I.D. of Form S-3 and the registrant is electing to pay the registration fee on a deferred basis (except as indicated in note (3) below).

(3)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee, except for $8,869 that is being offset from a prior registration statement. The registrant paid a filing fee of $63,350 in connection with Registration No. 333-115847, initially filed May 25, 2004, relating to $500,000,000 of debt securities. A total of $70,000,000 debt securities have not been sold under such registration statement. Accordingly, a balance of $8,869 remains available from the filing fee paid with respect to Registration No. 333-115847. Pursuant to Rule 457(p), the Registrant hereby offsets $8,869 of such previously paid filing fee against the total amount of the filing fee due for this Registration Statement.

United States Cellular Corporation
DEBT SECURITIES

        We may use this Prospectus from time to time to offer, on a delayed or periodic basis, unsubordinated senior debt securities consisting of debentures, notes, bonds and/or other evidences of indebtedness, which we refer to as "debt securities." We may offer such debt securities in one or more series in amounts, at prices and on terms to be determined at the time of sale. The following information about offered debt securities will be set forth in a Prospectus Supplement that will accompany this Prospectus: the specific designation, aggregate principal amount, currency denomination, maturity, interest rate—which may be fixed or variable, time of payment of interest, if any, any terms for redemption at our option or the holder's option, any terms for sinking fund payments, whether such securities are exchangeable into other securities, the initial public offering price and any other terms of the debt securities and the offering.

        Debt securities issued under the Indenture described in this Prospectus are expected to be unsecured and to rank pari passu with all of our other unsecured and unsubordinated indebtedness, except to the extent described herein.

        The debt securities are expected to be issued only in registered form. All or a portion of the debt securities of any series may be issued to a depository as a global security and may be exchangeable for physical securities only under limited conditions.

        We may sell debt securities to or through underwriters or dealers, and also may sell debt securities to other purchasers directly or through agents. An accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the debt securities offered hereby, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents.

        Our Common Shares are listed for trading on the American Stock Exchange under the symbol "USM". The relevant Prospectus Supplement will contain information, if applicable, as to whether the debt securities offered will be listed for trading on any securities exchange or other market.

        Investing in our debt securities involves risk. See "Risk Factors" on page 2 of this Prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 9, 2008

FORWARD LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference herein contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believes," "anticipates," "estimates," "expects," "plans," "intends," "projects" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks included or incorporated by reference under "Risk Factors" below and the following risks:

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  Intense competition in the markets in which U.S. Cellular operates could adversely affect U.S. Cellular's revenues or increase its costs to compete.

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  A failure by U.S. Cellular's service offerings to meet customer expectations could limit U.S. Cellular's ability to attract and retain customers and could have an adverse effect on U.S. Cellular's operations.

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  U.S. Cellular's system infrastructure may not be capable of supporting changes in technologies and services expected by customers, which could result in lost customers and revenues.

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  An inability to obtain or maintain roaming arrangements with other carriers on terms that are acceptable to U.S. Cellular could have an adverse effect on U.S. Cellular's business, financial condition or results of operations. Such agreements cover traditional voice services as well as data services, which are an area of strong growth for U.S. Cellular and other carriers. U.S. Cellular's rate of adoption of new technologies, such as those enabling high-speed data services, could affect its ability to enter into or maintain roaming agreements with other carriers.

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  Changes in access to content for data or video services or access to new handsets being developed by vendors, or an inability to manage its supply chain or inventory successfully, could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  A failure by U.S. Cellular's business to acquire adequate radio spectrum could have an adverse effect on U.S. Cellular's business and operations.

i

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  To the extent conducted by the FCC, U.S. Cellular is likely to participate in FCC auctions of additional spectrum in the future and, during certain periods, will be subject to the FCC's anti-collusion rules, which could have an adverse effect on U.S. Cellular.

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  An inability to attract and/or retain management, technical, sales and other personnel could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  U.S. Cellular's assets are concentrated in the U.S. wireless telecommunications industry. As a result, its results of operations may fluctuate based on factors related entirely to conditions in this industry.

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  Consolidation in the telecommunications industry could adversely affect U.S. Cellular's revenues and increase its costs of doing business.

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  Changes in general economic and business conditions, both nationally and in the markets in which U.S. Cellular operates, could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  Changes in various business factors could have an adverse effect on U.S. Cellular's business, financial condition or results of operations. These factors include, but are not limited to demand for or usage of services; the pricing of services; the overall size and growth rate of U.S. Cellular's customer base; average revenue per unit; penetration rates; churn rates; selling expenses; net customer acquisition and retention costs; roaming rates; minutes of use; the mix of products and services offered by U.S. Cellular and purchased by customers; and the costs of providing products and services.

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  Advances or changes in telecommunications technology, such as Voice over Internet Protocol, WiMAX or Long-Term Evolution (LTE) could render certain technologies used by U.S. Cellular obsolete, could reduce U.S. Cellular's revenues or could increase its costs of doing business.

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  Changes in U.S. Cellular's enterprise value, changes in the supply or demand of the market for wireless licenses, adverse developments in the business or the industry in which U.S. Cellular is involved and/or other factors could require U.S. Cellular to recognize impairments in the carrying value of U.S. Cellular's license costs, goodwill, customer lists and/or physical assets.

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  Costs, integration problems or other factors associated with acquisitions/divestitures of properties or licenses and/or expansion of U.S. Cellular's business could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  A significant portion of U.S. Cellular's revenues is derived from customers who buy services through independent agents and dealers who market U.S. Cellular's services on a commission basis. If U.S. Cellular's relationships with these agents and dealers are seriously harmed, its revenues could be adversely affected.

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  U.S. Cellular's investments in technologies which are unproven or for which success has not yet been demonstrated may not produce the benefits that U.S. Cellular expects.

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  A failure by U.S. Cellular to complete significant network construction and system implementation as part of its plans to improve the quality, coverage, capabilities and capacity of its network could have an adverse effect on its operations.

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  Financial difficulties of U.S. Cellular's key suppliers or vendors, or termination or impairment of U.S. Cellular's relationships with such suppliers or vendors, could result in a delay or termination of U.S. Cellular's receipt of equipment, services or content which could adversely affect U.S. Cellular's business and results of operations.

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  U.S. Cellular has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on U.S. Cellular's results of operations or financial condition.

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  War, conflicts, hostilities and/or terrorist attacks or equipment failure, power outages, natural disasters or breaches of network or information technology security could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  The market price of U.S. Cellular's Common Shares is subject to fluctuations due to a variety of factors.

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  Changes in guidance or interpretations of accounting requirements, changes in industry practice, identification of errors or changes in management assumptions could require amendments to or restatements of financial information or disclosures included in this or prior filings with the SEC.

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  Restatements of financial statements by U.S. Cellular and related matters, including resulting delays in filing periodic reports with the SEC, could have an adverse effect on U.S. Cellular's credit rating, liquidity, financing arrangements, capital resources and ability to access the capital markets, including pursuant to shelf registration statements; could adversely affect U.S. Cellular's listing arrangements on the American Stock Exchange and/or New York Stock Exchange; and/or could have other negative consequences, any of which could have an adverse effect on the trading prices of U.S. Cellular's publicly traded equity and/or debt and/or U.S. Cellular's business, financial condition or results of operations.

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  The pending SEC investigation regarding the restatement of U.S. Cellular's financial statements could result in substantial expenses, and could result in monetary or other penalties.

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  Changes in facts or circumstances, including new or additional information that affects the calculation of potential liabilities for contingent obligations under guarantees, indemnities or otherwise, could require U.S. Cellular to record charges in excess of amounts accrued in the financial statements, if any, which could have an adverse effect on U.S. Cellular's financial condition or results of operations.

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  A failure to successfully remediate the existing material weakness in internal control over financial reporting in a timely manner or the identification of additional material weaknesses in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or fail to prevent fraud, which could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  Early redemptions of debt or repurchases of debt, issuances of debt, changes in operating leases, changes in purchase obligations or other factors or developments could cause the amounts reported under Contractual Obligations in U.S. Cellular's Management's Discussion and Analysis of Financial Condition and Results of Operations in any of the documents incorporated by reference herein to be different from the amounts actually incurred.

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  An increase of U.S. Cellular's debt in the future could subject U.S. Cellular to various restrictions and higher interest costs and decrease its cash flows and earnings.

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  Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in U.S. Cellular's credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to U.S. Cellular, which could require U.S. Cellular to reduce its construction, development and acquisition programs.

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  Changes in the regulatory environment or a failure by U.S. Cellular to timely or fully comply with any regulatory requirements could adversely affect U.S. Cellular's financial condition, results of operations or ability to do business.

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  Changes in income tax rates, laws, regulations or rulings, or federal or state tax assessments could have an adverse effect on U.S. Cellular's financial condition or results of operations.

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  Settlements, judgments, restraints on its current or future manner of doing business or legal costs resulting from pending and future litigation could have an adverse effect on U.S. Cellular's financial condition, results of operations or ability to do business.

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  The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from handsets, wireless data devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have an adverse effect on U.S. Cellular's business, financial condition or results of operations.

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  There are potential conflicts of interests between TDS and U.S. Cellular.

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  Certain matters, such as control by TDS and provisions in the U.S. Cellular restated certificate of incorporation, may serve to discourage or make more difficult a change in control of U.S. Cellular.

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  Any of the foregoing events or other events could cause revenues, customer additions, operating income, capital expenditures and or any other financial or statistical information to vary from U.S. Cellular's forward-looking estimates by a material amount.

        Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by U.S. Cellular with the Securities and Exchange Commission and included or incorporated by reference herein. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

ABOUT THIS PROSPECTUS

        We filed a Registration Statement on Form S-3 related to the offering described in this Prospectus. We filed such Registration Statement as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended. By using an automatic shelf Registration Statement, we may, at any time and from time to time, sell senior debt securities under this Prospectus in one or more offerings in an indeterminate amount. This Prospectus provides you with a general description of such senior debt securities. We may, by filing a post-effective amendment to our Registration Statement on Form S-3, add additional types of securities to such automatic shelf Registration Statement that may be sold under this Prospectus.

        As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirety by such other information. The Registration Statement can be read at the SEC web site or at the SEC offices specified under the below heading "Where You Can Find More Information" below.

        As used in this Prospectus, "U.S. Cellular," the "Company", "we," "us", and/or "our" refers to United States Cellular Corporation, unless the context requires otherwise. References to "TDS" mean Telephone and Data Systems, Inc., U.S. Cellular's parent company.

        You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

SUMMARY

        This summary highlights selected information from this document and does not contain all of the information that is important to you. You should carefully read this entire document and the documents incorporated by reference in this document. See "Where You Can Find More Information."

U.S. Cellular

        U.S. Cellular is the nation's sixth-largest, full-service wireless carrier, U.S. Cellular provides wireless telecommunications services to approximately 6.2 million customers in five geographic market areas in 26 states. U.S. Cellular is a subsidiary of and is controlled by Telephone and Data Systems, Inc. ("TDS"). As of March 31, 2008, TDS owned 80.8% of U.S. Cellular's common stock. U.S. Cellular has its principal executive offices at 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631; and its telephone number is (773) 399-8900.

Risk Factors

        Our business is subject to risks and uncertainties. See "Risk Factors" below.

The Securities We May Offer

        We may offer from time to time, on a delayed or continuous basis, an indeterminate amount of debt securities consisting of debentures, notes, bonds and/or other evidences of indebtedness. This Prospectus describes the general terms of the debt securities that we may offer under the terms of the Indenture which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Description of Debt Securities" below.

Rank of Securities

        Securities issued under the Indenture described in this Prospectus are expected to be unsecured and to rank pari passu with all other unsecured and unsubordinated indebtedness of U.S. Cellular, except to the extent described below. See "Description of Debt Securities" below.

Designation and Specific Terms of Series of Securities

        The following information about offered debt securities will be included in a Prospectus Supplement that will accompany this Prospectus: the specific designation, aggregate principal amount, currency denomination, maturity, interest rate—which may be fixed or variable, time of payment of interest, if any, any terms for redemption at our option or the holder's option, any terms for sinking fund payments, whether such securities are exchangeable into other securities, the initial public offering price and any other terms of the debt securities and the offering. See "Description of Debt Securities" below.

Ratio of Earnings to Fixed Charges

        See "Consolidated Ratio of Earnings to Fixed Charges" below for the ratio of earnings to fixed charges for certain prior periods.

RISK FACTORS

        Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors incorporated by reference from Item 1A of our most recent Annual Report on Form 10-K, as updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report, which are incorporated by reference herein. See "Where You Can Find More Information" below. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of such risks. The Prospectus Supplement related to an offering may also include certain risks relating to that offering.

U.S. CELLULAR

        U.S. Cellular is the nation's sixth-largest, full-service wireless carrier, U.S. Cellular provides wireless telecommunications services to approximately 6.2 million customers in five geographic market areas in 26 states. As of March 31, 2008, U.S. Cellular owned or had rights to acquire interests in 260 wireless markets, operated approximately 6,452 cell sites, had over 400 U.S. Cellular operated retail stores and had relationships with agents, dealers and non-Company retailers that aggregated over 1,300 locations. U.S. Cellular operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, excellent customer support, and a high-quality network. U.S. Cellular anticipates that operating in contiguous market areas will continue to provide it with certain economies in its capital and operating costs. U.S. Cellular is a subsidiary of and is controlled by Telephone and Data Systems, Inc. ("TDS"). As of March 31, 2008, TDS owned 80.8% of U.S. Cellular's common stock. U.S. Cellular was incorporated in Delaware in 1983. U.S. Cellular has its principal executive offices at 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631; and its telephone number is (773) 399-8900.

        For current selected financial information and other information about U.S. Cellular, see the U.S. Cellular's Annual Report on Form 10-K for the most recent fiscal year, which includes certain portions of the U.S. Cellular Annual Report to Shareholders, as incorporated by reference herein. See also our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report, which are incorporated by reference herein. See "Where You Can Find More Information" below.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to be received by U.S. Cellular from the sale of debt securities offered by this Prospectus will be used principally for general corporate purposes, including the possible reduction of long-term debt; the repurchase of shares; in connection with our acquisition, construction and development programs; for the reduction of short-term debt; for working capital; or to provide additional investments in our subsidiaries. Until the proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term investment securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for each of the years ended December 31, 2003 through 2007 and for the three months ended March 31, 2008.

Three Months Ended March 31,	Year Ended December 31,
2008	2007	2006	2005	2004	2003
4.45x	5.33x	3.27x	3.04x	2.14x	1.30x

        For purposes of calculating this ratio, earnings consist of net income from continuing operations before income taxes, fixed charges, distributions from minority investments and amortization of capitalized interest, less equity in undistributed earnings of unconsolidated investments, minority interest in pretax income of subsidiaries that have not incurred fixed charges, capitalized interest and preferred dividend requirements. Fixed charges consist of interest expense, amortization of deferred debt expenses, estimated interest portion of rentals and preferred dividends of majority-owned subsidiaries. Interest expense on income tax contingencies is not included in fixed charges.

DESCRIPTION OF DEBT SECURITIES

        We expect to issue the debt securities under an Indenture dated June 1, 2002 between U.S. Cellular and The Bank of New York Trust Company, N.A., f/k/a BNY Midwest Trust Company, as Trustee, the form of which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following is a summary of the material terms of the Indenture relating to unsubordinated senior debt securities.

        The statements contained in this Prospectus relating to the Indenture and the debt securities we may issue are summaries and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939) and the other instruments defining the rights of holders of specific debt securities to be filed with the SEC at the time that such debt securities are issued. You should read the Indenture and such other documents for information that may be important to you before you buy any debt securities.

General

        The debt securities that we may issue under the Indenture will be our direct obligations and may include debentures, notes, bonds and other evidences of indebtedness.

        The Indenture does not limit the aggregate principal amount of debt securities, secured or unsecured, which we may issue under the Indenture or otherwise.

        We may issue debt securities under the Indenture from time to time in one or more series or tranches thereof, as authorized by a resolution of our board of directors and as set forth in a company order or one or more supplemental indentures creating such series.

        Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits us to increase the principal amount of any series of debt securities previously issued and to issue such increased principal amount.

        The debt securities may be denominated and payable in foreign currencies or units based on or relating to foreign currencies.

        We will describe any special United States federal income tax considerations applicable to the debt securities in the Prospectus Supplement relating to those debt securities.

        Debt securities issued under the Indenture are expected to be unsecured obligations of U.S. Cellular and to rank pari passu with all other unsecured debt of U.S. Cellular.

        However, because U.S. Cellular is a holding company, the right of U.S. Cellular, and hence the right of the creditors of U.S. Cellular (including the holders of debt securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of U.S. Cellular as a creditor of such subsidiary may be recognized.

        There is no restriction in the Indenture against U.S. Cellular or its subsidiaries incurring secured or unsecured indebtedness or issuing secured or unsecured debt securities under the Indenture or other indentures.

        The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.

Designation of Terms of Securities

        We will execute a company order and/or a supplemental indenture relating to a particular series of debt securities if and when we issue any debt securities.

        We will describe the particular terms of each series of debt securities in a Prospectus Supplement relating to that series.

        We can issue these debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.

        We will set forth in a Prospectus Supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

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  the title and designation of such debt securities and series;

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  any limitations on the aggregate principal amount of the debt securities of any series;

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  the stated maturity or maturities of such series;

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  the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any such interest payment date;

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  the interest rate or rates, which may be fixed or variable, or method of calculation of such rate or rates, for such series;

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  the terms, if any, regarding the redemption, purchase or repayment of such series;

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  whether or not the debt securities of such series will be issued in whole or in part in the form of a global security and, if so, the depositary for such global security and the related procedures with respect to transfer and exchange of such global security;

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  the form of the debt securities of such series;

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  the maximum annual interest rate, if any, of the debt securities permitted for such series;

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  whether the debt securities of such series shall be subject to periodic offering;

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  the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the debt securities of such series will be payable, if other than dollars;

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  any other information necessary to complete the debt securities of such series;

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  the establishment of any office or agency at which the principal of and interest, if any, on debt securities of that series will be payable;

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  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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  the obligations or instruments, if any, which may be eligible for use in defeasance of any debt securities in respect of the debt securities of a series denominated in a currency other than dollars or in a composite currency;

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  whether or not the debt securities of such series will be issued as original issue discount securities and the terms thereof, including the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity;

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  whether the principal of and premium, if any, or interest, if any, on such debt securities is payable, at the election of U.S. Cellular or the holder thereof, in coin or currency, including composite currencies, other than that in which the debt securities are stated to be payable;

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  whether the amount of payment of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the debt securities are stated to be payable;

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  any addition to, or modification or deletion of, any covenants or terms to the Indenture, including events of default with respect to the debt securities of the series;

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  the terms and conditions, if any, pursuant to which the debt securities of the series are secured;

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  whether the debt securities of the series will be exchangeable into other securities and, if so, the terms and conditions upon which such securities will be exchangeable; and

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  any other terms of such series not inconsistent with the Indenture.

        We may issue debt securities at a discount below their stated principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable Prospectus Supplement.

Form, Exchange, Registration and Transfer

        Debt securities in definitive form will be issued as registered securities without coupons in denominations of $1,000 unless otherwise specified in an accompanying Prospectus Supplement and will be authenticated by the Trustee.

        You may present debt securities for registration of transfer, with the form of transfer endorsed thereon duly executed, or exchange, at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges.

        Such transfer or exchange will be effected upon U.S. Cellular or the security registrar being satisfied with the documents of title and identity of the person making the request.

        It is expected that the security register will be maintained by the Trustee at its offices in New York, New York.

        We may change the securities registrar and the place for registration of transfer and exchange of the debt securities and may designate one or more additional places for such registration and exchange.

        We will not be required to:

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  issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding debt securities and ending at the close of business on the day of such mailing, or

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  register the transfer of or exchange any debt securities or portions thereof called for redemption in whole or in part.

Payment and Paying Agents

        You will receive payment of principal of and premium, if any, on any debt security only against surrender by you to the paying agent of such debt security.

        Principal of and any premium and interest on any debt security will be payable at the office of such paying agent or paying agents as we may designate from time to time, except that at our option, we may pay any interest by check mailed to the address of the person entitled thereto as such address will appear in the security register with respect to such debt security.

        It is expected that the Trustee will act as paying agent with respect to debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

        All moneys paid by us to a paying agent for the payment of the principal of and premium, if any, or interest, if any, on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest will have become due and payable, subject to applicable law, will be repaid to us and the holder of such debt security will thereafter look only to us for payment thereof.

Book-Entry Debt Securities

        Except under the circumstances described below, the debt securities may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depository as we may designate and registered in the name of a nominee of such depository.

        It is expected that Depository Trust Company will be the designated depository. Information about the designated depository will be set forth in the Prospectus Supplement.

        Book-entry debt securities represented by a global security will not be exchangeable for certificated notes and, except as set forth below or in the Prospectus Supplement, will not otherwise be issuable as certificated notes. Except as set forth below or in the Prospectus Supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual book-entry debt securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of any such book-entry security and will not be considered the owners thereof under the Indenture, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner of the individual book-entry debt securities represented by such global security for all purposes under the Indenture.

        None of U.S. Cellular, the Trustee nor any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the depository's records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        Payments of principal of and premium, if any, and any interest on individual book-entry debt securities represented by a global security will be made to the depository or its nominee, as the case may be, as the owner of such global security.

        If the designated depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, we will issue individual certificated notes in exchange for the global note representing the corresponding book-entry debt securities.

        In addition, we may at any time and in our sole discretion determine not to have any debt securities represented by the global security and, in such event, will issue individual certificated notes in exchange for the global security representing the corresponding book-entry debt securities. In any such instance, an owner of a book-entry security represented by a global security will be entitled to physical delivery of individual certificated notes equal in principal amount to such book-entry security and to have such certificated notes registered in his or her name.

Modification of the Indenture

        With the Consent of Securityholders.    The Indenture contains provisions permitting U.S. Cellular and the Trustee, with the consent of the holders of not less than a majority in principal amount of debt securities of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of debt securities. However, no such modification, without the consent of the holder of each outstanding security affected thereby, may:

  •
  extend the fixed maturity of any debt securities of any series;

  •
  reduce the principal amount of any debt securities of any series;

  •
  reduce the rate or extend the time of payment of interest on any debt securities of any series;

  •
  reduce any premium payable upon the redemption of any debt securities of any series;

  •
  reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of any debt securities of any series;

  •
  reduce the percentage of holders of aggregate principal amount of debt securities which are required to consent to any such supplemental indenture; or

  •
  reduce the percentage of holders of aggregate principal amount of debt securities which are required to waive any default and its consequences.

        Without the Consent of Securityholders.    In addition, U.S. Cellular and the Trustee may execute, without the consent of any holder of debt securities, any supplemental indenture for certain other usual purposes, including:

  •
  to evidence the succession of another person to U.S. Cellular or a successor to U.S. Cellular, and the assumption by any such successor of the covenants of U.S. Cellular contained in the Indenture or otherwise established with respect to the debt securities;

  •
  to add to the covenants of U.S. Cellular further covenants, restrictions, conditions or provisions for the protection of the holders of the debt securities of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in the Indenture;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture as are not inconsistent with the provisions of the Indenture and will not adversely affect the rights of the holders of the Securities of any series which are outstanding in any material respect;

  •
  to change or eliminate any of the provisions of the Indenture or to add any new provision to the Indenture, except that such change, elimination or addition will become effective only as to debt securities issued pursuant to or subsequent to such supplemental indenture unless such change, elimination or addition does not adversely affect the rights of any securityholder of outstanding debt securities in any material respect;

  •
  to establish the form or terms of debt securities of any series as permitted by the Indenture;

  •
  to add any additional Events of Default with respect to all or any series of outstanding debt securities;

  •
  to add guarantees with respect to debt securities or to release a guarantor from guarantees in accordance with the terms of the applicable series of debt securities;

  •
  to secure a series of debt securities by conveying, assigning, pledging or mortgaging property or assets to the Trustee as collateral security for such series of debt securities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to provide for the authentication and delivery of bearer debt securities and coupons representing interest, if any, on such debt securities, and for the procedures for the registration, exchange and replacement of such debt securities, and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such debt securities, and for any other matters incidental thereto;

  •
  to evidence and provide for the acceptance of appointment by a separate or successor Trustee with respect to the debt securities and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

  •
  to change any place or places where

  •
  the principal of and premium, if any, and interest, if any, on all or any series of debt securities will be payable,

  •
  all or any series of debt securities may be surrendered for registration of transfer,

  •
  all or any series of debt securities may be surrendered for exchange, and

  •
  notices and demands to or upon U.S. Cellular in respect of all or any series of debt securities and the Indenture may be served, which must be located in New York, New York or be the principal office of U.S. Cellular;

  •
  to provide for the payment by U.S. Cellular of additional amounts in respect of certain taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto;

  •
  to provide for the issuance of debt securities denominated in a currency other than dollars or in a composite currency and for all matters incidental thereto; or

  •
  to comply with any requirements of the SEC or the Trust Indenture Act of 1939, as amended.

Covenants

        Except as may be set forth in a Prospectus Supplement relating to a series of debt securities, the Indenture does not include any covenants restricting or providing any additional rights to holders of debt securities in the event of a merger or similar transaction involving U.S. Cellular or the granting of security interests or a sale and leaseback transaction by U.S. Cellular.

Events of Default

        The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of debt securities:

  •
  failure for 30 days to pay interest on debt securities of that series when due and payable; or

  •
  failure for three business days to pay principal or premium, if any, on debt securities of that series when due and payable whether at maturity, upon redemption, pursuant to any sinking fund obligation, by declaration or otherwise; or

  •
  failure by U.S. Cellular to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to U.S. Cellular from the Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series; or

  •
  certain events involving bankruptcy, insolvency or reorganization of U.S. Cellular; or

  •
  any other event of default provided for in a series of debt securities.

        Except as may otherwise be set forth in a Prospectus Supplement, the Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of debt securities may declare the principal due and payable immediately upon an Event of Default with respect to such series. Holders of a majority in aggregate outstanding principal amount of such series may annul any such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee.

        The holders of a majority in aggregate outstanding principal amount of any series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series.

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the debt securities, unless such holders will have offered to the Trustee indemnity satisfactory to it.

        The holders of a majority in aggregate outstanding principal amount of any series of debt securities affected thereby may, on behalf of the holders of all debt securities of such series, waive any past default, except as discussed in the following paragraph.

        The holders of a majority in aggregate outstanding principal amount of any series of debt securities affected thereby may not waive a default in the payment of principal, premium, if any, or interest when due otherwise than by

  •
  acceleration, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee; or

  •
  a call for redemption or any series of debt securities.

        We are required to file annually with the Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Indenture.

Consolidation, Merger and Sale

        The Indenture does not contain any covenant that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions.

        The successor corporation must assume due and punctual payment of principal or premium, if any, and interest on the debt securities.

Defeasance

        Debt securities of any series may be defeased in accordance with their terms and, unless the supplemental indenture or company order establishing the terms of such series otherwise provides, as set forth below.

        We at any time may terminate as to a series our obligations with respect to the debt securities of that series under any restrictive covenant which may be applicable to that particular series, commonly known as "covenant defeasance." All of our other obligations would continue to be applicable to such series.

        We at any time may also terminate as to a series substantially all of our obligations with respect to the debt securities of such series and the Indenture, commonly known as "legal defeasance." However, in legal defeasance, certain of our obligations would not be terminated, including our obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a security, to replace destroyed, lost or stolen debt securities and to maintain agencies in respect of the debt securities.

        We may exercise our legal defeasance option notwithstanding our prior exercise of any covenant defeasance option.

        If we exercise a defeasance option, the particular series will not be accelerated because of an event that, prior to such defeasance, would have constituted an Event of Default.

        To exercise either of our defeasance options as to a series, we must irrevocably deposit in trust with the Trustee or any paying agent money, certain eligible obligations as specified in the Indenture, or a combination thereof, in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series that are outstanding.

        Such defeasance or discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel stating that:

  •
  the holders of such debt securities will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the Indenture with respect to such series, and

  •
  that such holders will realize gain, loss or income on such debt securities, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such satisfaction and discharge had not occurred.

        The amount of money and eligible obligations on deposit with the Trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of an acceleration resulting from an Event of Default if:

  •
  we exercise our option to effect a covenant defeasance with respect to the debt securities of any series, and

  •
  the debt securities of that series are thereafter declared due and payable because of the occurrence of any Event of Default.

        In such event, we would remain liable for such payments.

Governing Law

        The Indenture and the debt securities issued thereunder will be governed by the laws of the State of Illinois.

Concerning the Trustee

        The Bank of New York Trust Company, N.A., f/k/a BNY Midwest Trust Company, the trustee under the Indenture, is an affiliate of The Bank of New York, which is one of a number of banks with which U.S. Cellular and its subsidiaries maintain ordinary banking relationships including, in certain cases, credit facilities. In connection therewith, we utilize or may utilize some of the banking and other services offered by The Bank of New York or its affiliates, including The Bank of New York Trust Company, in the normal course of business, including securities custody services.

        The Bank of New York Trust Company is Trustee with respect to U.S. Cellular's 8.75% Senior Notes due 2032, 7.5% Senior Notes due 2034 and 6.70% Senior Notes due 2033, that were issued under the Indenture.

PLAN OF DISTRIBUTION

        We may sell debt securities being offered hereby:

  •
  directly to purchasers,

  •
  through agents,

  •
  through underwriters and

  •
  through dealers.

        The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Directly to Purchasers

        Offers to purchase debt securities may be solicited directly by U.S. Cellular and sales thereof may be made by U.S. Cellular directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Any purchasers of such debt securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those debt securities.

Agents

        Offers to purchase debt securities may be solicited by agents designated by U.S. Cellular from time to time. Any such agent involved in the offer or sale of the debt securities in respect of which this Prospectus is delivered will be named, and any commissions payable by U.S. Cellular to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.

Underwriters

        If underwriters are utilized in the sale, U.S. Cellular will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the debt securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire debt securities for their own account and may resell such debt securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the debt securities offered thereby. If any underwriters are utilized in the sale of the debt securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of debt securities may be obligated to purchase all such debt securities, if any are purchased.

Dealers

        If a dealer is utilized in the sale of the debt securities in respect of which this Prospectus is delivered, U.S. Cellular will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus

Supplement relating to those offers and sales. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold.

Delayed Delivery Contracts

        If so indicated in the Prospectus Supplement, U.S. Cellular will authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from U.S. Cellular at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement.

        Each delayed delivery contract will be for an amount not less than, and unless U.S. Cellular otherwise agrees the aggregate principal amount of debt securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of U.S. Cellular.

        Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

        A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to delayed delivery contracts accepted by U.S. Cellular.

Remarketing

        Debt securities may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us and/or any selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the debt securities remarketed by them.

General Information

        Each series of debt securities will be a new issue and may have no established trading market. Unless otherwise specified in a related Prospectus Supplement, we will not be obligated to take any action to list any series of debt securities on an exchange or to otherwise facilitate a trading market for such debt securities. We cannot assure you that there will be any liquidity in the trading market for any of the debt securities. Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or any selling shareholders in the ordinary course of their businesses. The place, time of delivery and other terms of the sale of the offered debt securities will be described in the applicable Prospectus Supplement. In order to comply with the securities laws of some states, if applicable, the debt securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers.

        In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Agents, underwriters and dealers may be entitled under agreements entered into with U.S. Cellular to indemnification by U.S. Cellular against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. In addition, directors, officers and controlling persons of U.S. Cellular are entitled under the U.S. Cellular charter and bylaws and Delaware law to indemnification for civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        U.S. Cellular is controlled by TDS. The validity of the debt securities offered hereby will be passed upon for U.S. Cellular by the law firm of Sidley Austin LLP, Chicago, Illinois. The following persons are members of this firm: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive chairman of the board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not perform any legal services for TDS, U.S. Cellular or their subsidiaries.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of United States Cellular Corporation for the year ended December 31, 2007, except as they relate to the audit of the financial statements of the Los Angeles SMSA Limited Partnership, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of the Los Angeles SMSA Limited Partnership, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of United States Cellular Corporation for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

        You also may obtain information about us from the American Stock Exchange or New York Stock Exchange. Our Common Shares are listed for trading on the American Stock Exchange under the symbol "USM." In addition, our 8.75% Senior Notes due 2032 are listed on the New York Stock Exchange under the symbol "UZG" and our 7.5% Senior Notes due 2034 are listed on the New York

Stock Exchange under the symbol "UZV." The offices of the American Stock Exchange, Inc. are located at 86 Trinity Place, New York, New York 10006. The offices of the New York Stock Exchange, Inc. are located at 20 Broad Street, New York, New York, 10005.

        On January 17, 2008, the American Stock Exchange announced that it had entered into an agreement to be acquired by the New York Stock Exchange, subject to regulatory approvals. Please see the documents incorporated by reference that may be filed by us with the SEC between the date of this Prospectus and the date our offering is completed, for updates on the extent to which such merger may affect U.S. Cellular's listing and/or listing requirements.

        The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

        This Prospectus incorporates by reference the documents set forth below that have been filed previously with the SEC. These documents contain important information about our business and finances.

  1.
  U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2007.

  2.
  U.S. Cellular's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

  3.
  U.S. Cellular's Current Reports on Form 8-K filed since December 31, 2007, including Forms 8-K dated January 7, February 29, March 13, March 20 and May 7, 2008, provided that any information in any Form 8-K that is not deemed to be "filed" pursuant to Item 2.02 or 7.01 shall not be incorporated by reference herein.

  4.
  All other reports filed by U.S. Cellular pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 2007.

        This Prospectus also incorporates by reference additional documents that may be filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of this Prospectus and the date our offering is completed or terminated.

        You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto which are not specifically incorporated by reference herein), without charge, upon written or oral request to Corporate Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, telephone (312) 630-1900. In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The estimated fees and expenses to be incurred in connection with the registration, issuance and distribution of the debt securities being registered are:

Securities and Exchange Commission Registration Fee	$—	(1)
Rating Agency Fees	55,000	(2)
Printer Expenses	20,000	(2)
Legal Fees and Expenses	75,000	(2)
Accounting Fees and Expenses	50,000	(2)
Miscellaneous	25,000	(2)

	$225,000

(1)
In accordance with Rules 456(b) and 457(r), registration fees are being deferred except for $8,869 that is being offset from a prior registration statement. No amount is included above because the actual amount cannot be determined at this time.

(2)
Represents the estimated fees and expenses to be incurred in connection with the registration of debt securities pursuant to this Registration Statement. The actual amounts of fees and expenses related to the issuance and distribution of the indeterminate amount of debt securities registered hereby cannot be determined at this time.

Item 15.    Indemnification of Directors and Officers

        The Registrant's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

        The Restated Certificate of Incorporation also provides that the Registrant shall indemnify directors and officers of the Registrant, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law.

        Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

        Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

        Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

        The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

        The Registrant has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.    Exhibits

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement (1)
1.2	Form of Selling Agency Agreement (1)
4.1	Form of Indenture is incorporated herein by reference from Exhibit 4.1 to U.S. Cellular's Registration Statement on Form S-3 (Registration No. 333-88344)
4.2	Form of Debt Security (1)
4.3	Other instruments defining the rights of security-holders (1)
5	Opinion of Sidley Austin LLP
12
Statements regarding computation of ratios for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 are hereby incorporated by reference from Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and the statement regarding computation of ratios for the period ended March 31, 2008 is hereby incorporated by reference from Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2008.
23.1	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP
23.2	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche LLP
23.3	Consent of Sidley Austin LLP (included in Exhibit 5 above)
24	Powers of Attorney for certain officers and directors (included on signature page)
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., f/k/a BNY Midwest Trust Company

(1)
To be filed by post-effective amendment, Prospectus Supplement or under cover of Forms 8-K, 10-K or 10-Q prior to the offer or sale of any debt securities hereunder, if applicable.

Item 17.    Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 9th day of May, 2008.

UNITED STATES CELLULAR CORPORATION
By	/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr., Chairman

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints LeRoy T. Carlson, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and/or any filings pursuant to Rule 462(b) or 462(e) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with, the appropriate applications, statements, consents and other documents as may be necessary or expedient to register any securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of May, 2008.

Signature	Title

/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr.	Chairman and Director
/s/ JOHN E. ROONEY John E. Rooney	President and Chief Executive Officer and Director (principal executive officer)
/s/ KENNETH R. MEYERS Kenneth R. Meyers	Chief Accounting Officer and Director (principal accounting officer)
/s/ LEROY T. CARLSON LeRoy T. Carlson	Director

PAGE 1 OF 2 SIGNATURE PAGES TO FORM S-3 RELATING TO
U.S. CELLULAR SENIOR DEBT SHELF REGISTRATION STATEMENT

Signature	Title

/s/ WALTER C.D. CARLSON Walter C.D. Carlson	Director
/s/ PAUL-HENRI DENUIT Paul-Henri Denuit	Director
/s/ J. SAMUEL CROWLEY J. Samuel Crowley	Director
/s/ HARRY J. HARCZAK, JR. Harry J. Harczak, Jr.	Director
/s/ RONALD E. DALY Ronald E. Daly	Director
/s/ STEVEN T. CAMPBELL Steven T. Campbell	Executive Vice President—Finance, Chief Financial Officer and Treasurer (principal financial officer)

PAGE 2 OF 2 SIGNATURE PAGES TO FORM S-3 RELATING TO
U.S. CELLULAR SENIOR DEBT SHELF REGISTRATION STATEMENT

INDEX TO EXHIBITS

Exhibit No.	Description of Document
5	Opinion of Sidley Austin LLP
23.1	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP
23.2	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche LLP
23.3	Consent of Sidley Austin LLP (included in Exhibit 5 above)
24	Powers of Attorney for certain officers and directors (included on signature page)
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., f/k/a BNY Midwest Trust Company

QuickLinks

FORWARD LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
U.S. CELLULAR
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS